                                                                     EXHIBIT 4.4

                    ======================================
                        ===============================


                         Dated as of September 30, 1996
                                 by and between
                                UNITED USN, INC.

                                      and
                         HARRIS TRUST AND SAVINGS BANK
                                as Warrant Agent



                    ======================================
                        ===============================

                               WARRANT AGREEMENT

                              TABLE OF CONTENTS/*/

                                                                            Page

SECTION 1.   Appointment of Warrant Agent.................................    3

SECTION 2.   Issuance of Warrants.........................................    3

SECTION 3.   Warrant Certificates.........................................    3

SECTION 4.   Execution of Warrant Certificates............................    3

SECTION 5.   Transfers of Warrants........................................    4
     (a)     Prior to the Separation of Initial Warrants and Senior Notes;
             Separation of Initial Warrants and Senior Notes..............    4
     (b)     Private Placement Legend.....................................    5
     (c)     Global Warrant Legend........................................    6

SECTION 6.   Registration and Countersignature............................    6

SECTION 7.   (a)  Registration of Transfers and Exchanges.................    7
     (b)     Book-Entry Provisions for the Global Warrants................    7
     (c)     Special Transfer Provisions..................................    8

SECTION 8.   Terms of Warrants; Exercise of Warrants......................   10

SECTION 9.   Reports......................................................   11

SECTION 10.  Payment of Taxes.............................................   12

SECTION 11.  Mutilated or Missing Warrant Certificates....................   12

SECTION 12.  Reservation of Warrant Shares................................   12

SECTION 13.  Obtaining Stock Exchange Listings............................   13

SECTION 14.  Consolidations, Mergers and Sales of Assets..................   13

SECTION 15.  Adjustment of Number of Warrant Shares.......................   13

SECTION 16.  [Intentionally Omitted.].....................................   21

SECTION 17.  Fractional Interests.........................................   21

----------------------
/*/ This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

SECTION 18.  Notices of Adjustments........................................  21

SECTION 19.  Warrant Agent.................................................  23

SECTION 20.  Merger, Consolidation or Change of Name of Warrant
             Agent.........................................................  24

SECTION 21.  Change of Warrant Agent.......................................  25

SECTION 22.  Notices to the Company and Warrant Agent......................  25

SECTION 23.  Supplements and Amendments....................................  26

SECTION 24.  Successors....................................................  26

SECTION 25.  Termination...................................................  26

SECTION 26.  Governing Law; Jurisdiction...................................  26

SECTION 27.  Benefits of This Agreement....................................  27

SECTION 28.  Counterparts..................................................  27

SECTION 29.  Further Assurances............................................  27

EXHIBIT A..................................................................  29

EXHIBIT B..................................................................  36

          WARRANT AGREEMENT (this "Agreement") dated as of September 30, 1996 between United USN, Inc., (the "Company"), and Harris Trust and Savings Bank, as Warrant Agent (the "Warrant Agent").

          WHEREAS, the Senior Note Indenture (as defined below) and the Convertible Note Indenture (as defined below), respectively, permit the Company to sell up to $137,000,000 aggregate principal amount of 14% Senior Discount Notes due 2003 (the "Senior Notes") and up to $46,000,000 aggregate principal amount of 9% Convertible Subordinated Notes due 2004 (the "Convertible Notes," and together with the Senior Notes, the "Notes");

          WHEREAS, the Company has entered into a purchase agreement, dated September 23, 1996, with Smith Barney Inc., BT Securities Corporation, Chase Securities Inc. and CIBC Wood Gundy Securities Corp. (the "Initial Purchasers") pursuant to which the Company has agreed to sell to the Initial Purchasers 48,500 Units (the "Units") consisting of $48,500,000 aggregate principal amount of Senior Notes and warrants (the "Original Initial Warrants") to purchase up to an aggregate of 61,562 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock," and together with the Company's Class B Common Stock, $.01 par value per share, the "Common Stock") and $36,000,000 aggregate principal amount of Convertible Notes. Each Warrant entitles the holder thereof, upon exercise, to purchase fully paid and nonassessable shares of Class A Common Stock ("Number of Shares") at an exercise price of $.01 per share (the "Exercise Price"). Each Initial Warrant entitles the holder thereof, upon exercise, to purchase 1.269311203 fully paid and nonassessable shares of Class A Common Stock at the Exercise Price. The Number of Shares is subject to adjustment under certain circumstances as provided in
Section 15 hereof. The shares of Class A Common Stock issuable upon exercise of Warrants are referred to herein as "Warrant Shares." The Senior Notes will be issued under an indenture to be dated as of September 30, 1996 (the "Senior Note Indenture") between the Company and Harris Trust and Savings Bank, as trustee (the "Senior Note Trustee"). The Convertible Notes will be issued under an indenture to be dated as of September 30, 1996 (the "Convertible Note Indenture," and together with the Senior Note Indenture, the "Indentures") between the Company and Harris Trust and Savings Bank, as trustee (the "Convertible Note Trustee," and together with the Senior Note Trustee, the "Trustees"); and

          WHEREAS, the Initial Warrants (as defined herein) shall bear the legend (the "Warrant Legend") set forth on the form of Warrant Certificate set forth in Exhibit A attached hereto and the Notes shall bear the legends set forth in the applicable Indenture, in each case subject to the terms of this Agreement and the applicable Indenture, as the case may be. Unless registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, the Warrant Shares shall initially bear the legend set forth in Exhibit B (the "Warrant Shares Legend"); and

          WHEREAS, the Initial Warrants and the Senior Notes shall not be separately transferable until the close of business upon the earliest to occur of (i) a date 180 days after the issuance of the Initial Warrants, (ii) such date as Smith Barney Inc. may determine and specify to the Warrant Agent, (iii) the commencement of the offer by the Company to the holders of Senior Notes of the opportunity to acquire Exchange Notes in substitution for the Senior Notes (the "Exchange Offer") and (iv) in the event of a Change of Control, as defined in the Senior Note Indenture, the date the Company mails notice thereof to the holders of the Senior Notes (as applicable, the "Separation Date"); and

          WHEREAS, pursuant to Section 4.20 of the Senior Note Indenture, in certain circumstances the Company will be obligated to issue additional warrants (the "Senior Note Contingent Warrants") on March 30, 1998 (the "Senior Note Contingent Warrant Issuance Date") exercisable for Class A Common Stock of the Company under the same terms and with the same legend (except as set forth herein) as the Initial Warrants as described above; and

          WHEREAS, pursuant to Sections 4.13 and 4.15 of the Convertible Note Indenture, in certain circumstances, the Company will be obligated to issue (i) additional warrants (the "Convertible Note Contingent Warrants") on September 30, 1999 (the "Convertible Note Contingent Warrant Issuance Date") and (ii) certain other warrants (the "Additional Warrants," and together with the Senior Note Contingent Warrants, the Convertible Note Contingent Warrants and the Initial Warrants, the "Warrants") on September 30, 1997 (the "Additional Warrant Issuance Date"), in each case, exercisable for Class A Common Stock of the Company under the same terms and with the same legend (except as set forth herein) as the Initial Warrants as described above; and

          WHEREAS, this Agreement may be amended and supplemented from time to time such that upon the issuance by the Company of additional warrants to purchase up to an aggregate of 91,373 shares of Class A Common Stock (the "Supplemental Initial Warrants," and together with the Original Initial Warrants, the "Initial Warrants"), such Supplemental Initial Warrants will be entitled to the benefits of this Agreement.

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates and other matters as provided herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1.  Appointment of Warrant Agent.  The Company hereby appoints
                      ----------------------------
the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

          SECTION 2.  Issuance of Warrants.  Initial Warrants shall be
                      --------------------
originally issued in connection with the issuance of the Senior Notes and shall not be separately transferable from the Senior Notes until on or after the Separation Date as provided in Section 5 hereof. Senior Note Contingent Warrants shall be issued, if required, in accordance with Section 4.20 of the Senior Note Indenture and Convertible Note Contingent Warrants shall be issued, if required, in accordance with Section 4.13 of the Convertible Note Indenture. Additional Warrants shall be issued, if required, in accordance with Section 4.15 of the Convertible Note Indenture.

          SECTION 3.  Warrant Certificates.  The certificates evidencing the
                      --------------------
Warrants ("Warrant Certificates") shall be substantially in the form annexed hereto as Exhibit A with such changes as are as necessary to reflect the number of shares of Class A Common Stock for which the Warrants are then exercisable.

          The Warrants will be offered and sold in reliance on Rule 144A and shall be evidenced initially in the form of one or more permanent global Warrants (each, a "Global Warrant") evidenced by a Warrant Certificate in definitive, fully registered form, substantially in the form set forth in Exhibit A (each, a "Global Warrant Certificate"), deposited with the Warrant Agent, as custodian for the Depository Trust Company, as depositary, or any successors or assigns thereof (the "Depositary") and registered in the name of a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The aggregate amount of a Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depositary or its nominee, as hereinafter provided.

          SECTION 4.  Execution of Warrant Certificates.  Warrant Certificates
                      ---------------------------------
shall be signed on behalf of the Company by any two of the following officers: its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Vice President, Secretary or Assistant Secretary, under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President and Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

          Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

          SECTION 5.  Transfers of Warrants.
                      ---------------------

          (a) Prior to the Separation of Initial Warrants and Senior Notes;
              -------------------------------------------------------------
Separation of Initial Warrants and Senior Notes.  Notwithstanding the provisions
-----------------------------------------------
of Section 7 hereof, on or after the Separation Date, the registered holder of a Warrant Certificate containing a Warrant Legend may surrender such Warrant Certificate accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney to the Warrant Agent, at its address specified in
Section 22 hereof (the "Warrant Agent Office") for the exchange of such Warrant Certificate containing a Warrant Legend, in whole or in part, for a new Warrant Certificate or certificates not containing the first paragraph of the Warrant Legend (such surrender and exchange being referred to herein as a "Separation" and the related Warrants being referred to as "Separated").

          Until the Separation Date, no Initial Warrant may be sold, assigned or otherwise transferred to any person unless simultaneously with such transfer, the Warrant Agent receives confirmation from the Senior Note Trustee that the holder thereof has requested a transfer to such transferee of $1,000 principal amount of Senior Notes for each Initial Warrant to purchase 1.269311203 shares of Class A Common Stock of the Company (subject to adjustment under Section 15 hereof) so transferred. In connection with the foregoing, upon original issuance of the Initial Warrants until Separation each Initial Warrant Certificate will bear the following legend:

         UNTIL THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (I) A DATE 180 DAYS AFTER THE ISSUE OF THE WARRANTS, (II) SUCH DATE AS SMITH BARNEY INC. MAY DETERMINE, (III) THE COMMENCEMENT OF AN EXCHANGE OFFER RELATING TO THE 14% SENIOR DISCOUNT NOTES DUE 2003 (THE "NOTES") OF UNITED USN, INC. (THE "COMPANY"), (IV) IN THE EVENT OF CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATING TO THE NOTES), THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF THE NOTES, THE WARRANTS EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED
         TO ANY PERSON UNLESS, SIMULTANEOUSLY

         WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO SUCH TRANSFEREE $1,000 PRINCIPAL AMOUNT OF NOTES AND A WARRANT TO PURCHASE 1.269311203 SHARES OF CLASS A COMMON STOCK OF THE COMPANY (SUBJECT TO ADJUSTMENT UNDER SECTION 15 OF THE WARRANT AGREEMENT, DATED AS OF SEPTEMBER 30, 1996, BETWEEN THE COMPANY AND HARRIS TRUST AND SAVINGS BANK, AS WARRANT AGENT) SO TRANSFERRED.

         (b) Private Placement Legend.  Except as otherwise provided in Section
             ------------------------
7(c) (iii) hereof, each Warrant Certificate shall bear the following legend (the "Private Placement Legend"):

         THE WARRANTS REPRESENTED HEREBY AND, AS OF THE DATE THIS WARRANT CERTIFICATE WAS ORIGINALLY ISSUED, THE SHARES OF CLASS A COMMON STOCK, $.01 PAR VALUE PER SHARE (THE "CLASS A COMMON STOCK") PURCHASABLE UPON THEIR EXERCISE (THE "WARRANT SHARES"), HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, NEITHER THIS WARRANT NOR THE WARRANT SHARES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER OF THIS CERTIFICATE, IF SO REQUESTED BY THE COMPANY, HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO SUCH EFFECT, OR (3) TO A LIMITED NUMBER OF INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO THEIR PURCHASE OF ANY SECURITIES OFFERED HEREBY, DELIVER TO THE INITIAL PURCHAS-

         ERS A LETTER CONCERNING CERTAIN REPRESENTATIONS AND AGREEMENTS OR (B) A REGISTRATION STATEMENT UNDER THE ACT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC.

         (c) Global Warrant Legend.  The Global Warrant Certificate shall also
             ---------------------
bear the following legend:

               UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 7 OF THE WARRANT AGREEMENT.

          SECTION 6.  Registration and Countersignature.  The Warrant Agent, on
                      ---------------------------------
behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

          Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, a Senior Vice President or Secretary of the Company, initially countersign and deliver Warrant Certificates entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrant Certificates as otherwise provided in this Agreement. Such written instructions shall specify the amount of the Warrants to be countersigned and the date of countersignature.

          The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company agrees to arrange for the Senior Note Trustee (or any other Registrar thereunder) to act as registrar hereunder with respect to Warrants that are not Separated.

          SECTION 7. (a)  Registration of Transfers and Exchanges.  In
                          ---------------------------------------
accordance with this Section 7, and subject to the provisions of Section 5 hereof, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Canceled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure and in accordance with applicable law.

          Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure and in accordance with applicable law.

          No service charge shall be made for any transfer or exchange of Warrant Certificates or any issuance of Warrant Certificates in connection with a Separation, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.


          The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 7 and Section 5, the new Warrant Certificates required pursuant to the provisions of this Section 7.

          (b) Book-Entry Provisions for the Global Warrants.
              ---------------------------------------------

              (i) The Global Warrant Certificate initially shall (x) be registered in the name of the Depositary or the nominee of such Depositary, (y) be delivered to the Warrant Agent as custodian for the Depositary and (z) bear legends as set forth in Section 5(b) and (c).

              (ii) Transfers of the Global Warrant Certificate shall be limited to transfers of such Global Warrant Certificate in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Global Warrant may be transferred in accordance with the applicable rules and procedures of the Depositary. In addition, physical warrants in substantially the form set forth in Exhibit A ("Physical Warrant Certificates"), evidencing physical warrants (the "Physical Warrants"), shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Warrant if (x) the Depositary notifies the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary registered as a "Clearing Agency" under Section 17 of the Exchange Act is not appointed by the Company within 90 days of such notice or (y) an Event of Default has occurred and is continuing and the Warrant Agent has received a request from the Depositary.

              (iii)  [Intentionally Omitted.]

              (iv) In connection with any transfer of a beneficial interest in any Global Warrant to a transferee receiving Physical Warrants pursuant to paragraph (b) (ii) of this Section 7, the Warrant Agent shall reflect on its books and records the date and a decrease in the aggregate amount of such Global Warrant in an amount equal to the aggregate amount of the beneficial interest in such Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Physical Warrants of like tenor and amount.

              (v) In connection with the transfer of an entire Global Warrant to beneficial owners pursuant to paragraph (b) (ii) of this Section 7, such Global Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Warrant, an equal aggregate amount of Physical Warrants of authorized denominations.

               (vi) Any Physical Warrant delivered in exchange for an interest in the Global Warrant pursuant to paragraphs (b) (ii), (b) (iv) or (b) (v) of this Section 7 shall, except as otherwise provided by paragraph (c) (iii) of this Section 7, bear the legends regarding transfer restrictions applicable to the Physical Warrant set forth in Sections 5(a) and 5(b).

               (vii) The registered holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members (as defined in certain Depository Trust Company regulations) and persons that may hold interests through Agent Members, to take any action which a Warrant holder is entitled to take under this Warrant Agreement or the Warrants.

          (c)  Special Transfer Provisions.
               ---------------------------

               (i) Transfers to Non-QIB (as defined within the meaning of Rule 144A under the Securities Act) Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Warrant to any Institutional Accredited Investor that is not a QIB:

               (x) The Warrant Agent shall register the transfer of any Warrant, whether or not such Warrant bears the Private Placement Legend, if (A) the requested transfer is at least three years after the later of the Issue Date and the last date on which such Warrant was held by an Affiliate of the Company or (B) the proposed transferee has delivered to the Warrant Agent (1) a certificate substantially in the form of Exhibit C hereto and (2) an opinion of counsel, if so requested by the Company, acceptable to the Company and the Warrant Agent that such transfer is in compliance with the Securities Act.

               (y) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Warrant, upon receipt by the Warrant Agent of (A) the documents, if any, required by paragraph (c) (i) (x) of this Section 7 and (B) instructions given in accordance with the Depository's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and a decrease in the aggregate amount of the beneficial interest in the Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Physical Certificates of like tenor and amount.

              (ii) Transfers to QIBs.  If the Warrant to be transferred consists
                   -----------------
of Physical Warrants, the Warrant Agent shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that it is purchasing the Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

              (iii) Private Placement Legend.  Upon the transfer, exchange or
                    ------------------------
replacement of Warrant Certificates not bearing the Private Placement Legend, the Warrant Agent shall deliver Warrant Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver only Warrant Certificates that bear the Private Placement Legend unless there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

              (iv) General.  The provisions hereof shall be qualified in their
                   -------
entirety by any applicable securities laws of the United States and any other applicable jurisdiction and by the procedures of any applicable clearing agency, in each case as in effect from time to time, and all such laws and clearing procedures shall be deemed to be incorporated herein by reference. By its acceptance of any Warrant Certificate bearing the Private Placement Legend, each holder of such a Warrant Certificate shall be deemed to acknowledge the restrictions on transfer of such Warrant Certificate set forth in this Warrant Agreement and in the Private Placement Legend and agrees that it will transfer such Warrant Certificate only as provided in this Warrant Agreement. The Warrant Agent shall not register a transfer of any Warrant Certificate unless such transfer complies with the restrictions on transfer of such Warrant Certificate set forth in this Warrant Agreement. In connection with any transfer of Warrant Certificates, each Warrant holder agrees by its acceptance of the Warrant Certificates to furnish the Warrant Agent or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          SECTION 8.  Terms of Warrants; Exercise of Warrants. Subject to the
                      ---------------------------------------
terms of this Agreement, each Warrant holder shall have the right, which may be exercised at any time beginning 180 days from the date of original issuance thereof and on or prior to the close of business on September 30, 2003 (the "Expiration Date") to exercise Warrants and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price for such Warrant Shares; provided that upon any such exercise no holder shall be entitled to sell or transfer such holder's Warrants Shares at any time unless, at the time of such sale or transfer, (i) a registration statement under the Securities Act covering the offer and sale of the Warrant Shares has been filed with, and declared effective by, the Securities and Exchange Commission (the "SEC"), and no stop order suspending the effectiveness of such registration statement has been issued by the SEC or (ii) the offer and sale of the Warrant Shares to the Warrant holder are exempt from registration under the Securities Act and the holder of the Warrants, if so requested by the Company, has delivered to the Company an opinion of counsel to such effect. Each Initial Warrant, when exercised, will entitle the holder thereof to purchase 1.269311203 fully paid and nonassessable shares of Class A Common Stock at the Exercise Price. The Number of Shares is subject to adjustment under certain circumstances as provided herein by Section 15. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

          A Warrant may be exercised at any time on or after 180 days from the date of original issuance thereof at the election of the holder thereof, either in full or from time to time in part (in whole shares) upon surrender to the Company at the principal office of the Warrant Agent of the Warrant Certificate or Certificates to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by an "eligible guarantor" as defined in the regulations promulgated under the Exchange Act and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for each Warrant then exercised. Payment of the aggregate Exercise Price shall be made in the form of cash or a certified or official bank or bank cashier's check payable to the order of the Company.

          Subject to the provisions of Section 10 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrant holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants together with any cash which may be payable as provided in Section 17 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the aggregate Exercise Price. No fractional shares shall be issued upon exercise of any Warrants in accordance with Section 17 hereof.

          In the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

          All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Company in accordance with applicable law. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Warrant holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          SECTION 9.  Reports.  So long as any of the Warrants remain
                      -------
outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Warrant Agent and mailed to the holders of Warrants, in each case, within 15 days after filing with the SEC. So long as any of the Warrants remain outstanding, if the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause reports, comparable to those that it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were then subject to the requirements of either such Section, to be so filed with the SEC for public availability (unless the SEC will not accept such a filing) and with the Warrant Agent and mailed to the holders of Warrants, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company then been subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall make available to investors and prospective investors of the Warrants information that satisfies the requirements of Rule 144A(d) (4) under the Securities Act.

          SECTION 10.  Payment of Taxes.  No service charge shall be made to any
                       ----------------
holder of a Warrant for any exercise, exchange or registration of transfer of Warrant Certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants or to any Separation; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 11.  Mutilated or Missing Warrant Certificates. If any of the
                       -----------------------------------------
Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of, the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity and security therefor, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 12.  Reservation of Warrant Shares.  The Company will at all
                       -----------------------------
times reserve and keep available, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, out of the aggregate of its authorized but unissued Class A Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of Warrants, the maximum number of Class A Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or the transfer agent for the Class A Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available to the Warrant Agent any cash which may be payable as provided in Section 17 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Section 18 hereof.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will be, upon payment of the Exercise Price and issuance thereof, duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

          SECTION 13.  Obtaining Stock Exchange Listings.  The Company shall
                       ---------------------------------
from time to time take all action necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges, interdealer quotation systems and markets, if any, on which any shares of Common Stock are then listed or quoted.

          SECTION 14.  Consolidations, Mergers and Sales of Assets.  In the
                       -------------------------------------------
event the Company consolidates with, merges with or into, or sells all or substantially all of its property and assets to another Person, and in connection therewith, consideration to the holders of shares of Common Stock in exchange for their shares is (a) not payable solely in cash, each Warrant thereafter shall entitle the holder thereof to receive upon exercise thereof the number of shares of capital stock or other securities or property which the holder of any shares of Common Stock is entitled to receive upon completion of such consolidation, merger or sale of assets ("Merger Consideration") or (b) payable solely in cash ("Cash Payment"), or in the event of the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will receive distributions on an equal basis with the holders of shares of Common Stock or other securities issuable upon exercise of the warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price; provided, however, that in the event of that such consolidation, merger
       --------  -------
or sale of assets constitutes a "Qualified Sale of the Company" (as defined in each of the Indentures), only the holders of Warrants issued and outstanding on the date of such consolidation, merger or sale shall be entitled to the Merger Consideration or Cash Payment, as the case may be; provided, further that if
                                                   --------
such consolidation, merger or sale does not constitute a Qualified Sale of the Company, the holders of Senior Notes and Convertible Notes who are entitled, under certain circumstances, to receive Senior Note Contingent Warrants or Convertible Note Contingent Warrants, respectively, shall not receive the Merger Consideration or Cash Payment, as the case may be, on the date other Initial Warrant holders are entitled to receive the Merger Consideration or Cash Payment, as the case may be, until (i) March 30, 1998 with respect to the Senior Note Contingent Warrants, but only if the holders of Senior Notes would have been entitled to receive the Senior Note Contingent Warrants on such date or
(ii) September 30, 1999 with respect to the Convertible Note Contingent Warrants, but only if the holders of Convertible Notes would have been entitled to receive the Convertible Note Contingent Warrants on such date. Upon receipt of such Cash Payment, if any, the Warrants will expire and the rights of the holders thereof will cease.

          In the event the Company is required pursuant to the provisions of this Section 14 to make a Cash Payment as a result of any such merger, consolidation or sale of assets, the surviving or acquiring Person, and in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the holders of the Warrants. After such funds and the surrendered Warrant Certificate are received, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate to such Person or Persons as it may be directed in writing by the holders surrendering such Warrants.

          SECTION 15.  Adjustment of Number of Warrant Shares.
                       --------------------------------------

          (a) In case the Company shall (i) make a dividend or other distribution on the Common Stock exclusively in Common Stock, (ii) make a dividend or other distribution on the Common Stock in shares of its capital stock other than Common Stock, (iii) subdivide its outstanding shares of Common Stock or (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number and kind of shares of Common Stock or capital stock of the Company issuable upon the exercise of a Warrant (as in effect immediately prior to such dividend or distribution) shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company that such holder would have owned immediately following such dividend or distribution if such Warrant had been exercised immediately prior thereto.

          (b) Subject to the last sentence of paragraph (g) of this Section, in case the Company shall make a dividend or other distribution on the Common Stock consisting exclusively of, or shall otherwise issue to all holders of the Common Stock, rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock at a price per share (determined on an as-converted or as-exercised basis if the rights, options or warrants pertain to securities convertible into or exchangeable for shares of Common Stock) less than the Current Market Price (determined as provided in paragraph (h) of this Section) on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Number of Shares shall be determined by multiplying the Number of Shares purchasable immediately prior to the date so fixed by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date fixed for determining stockholders entitled to receive such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for determining stockholders entitled to receive such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price; provided, however, that no further adjustment to the Number of Shares shall be
--------  -------
made upon the subsequent issue or sale of Common Stock pursuant to such options or warrants. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company shall not issue any rights, options or warrants in respect of Common Stock held in the treasury of the Company.

          (c)  [Intentionally Omitted.]

          (d) (i) Subject to the last sentence of this paragraph (d) (i) and the last sentence of paragraph (g) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock evidences of its indebtedness, cash or other assets (including securities, but excluding any rights, options or warrants referred to in paragraph (b) of this Section, excluding any dividend or distribution paid exclusively in cash out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with GAAP (other than any Extraordinary Cash Dividend (as hereinafter defined)) and excluding any dividend or distribution referred to in paragraph (a) of this Section, the Number of Shares shall be increased by multiplying the Number of Shares issuable immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date and the denominator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such date; provided, that, in the event that the
                                         --------
amount of such dividend as so determined is equal to or greater than 100% of such Current Market Price, in lieu of the foregoing adjustment, adequate provision shall be made so that the holder of a Warrant shall receive a pro rata share of such dividend based upon the maximum number of shares of Common Stock, at the time issuable to such holder (determined without regard to whether the Warrant is exercisable at such time). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) (i) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (h) of this Section, to the extent possible. For purposes of this paragraph (d) (i), an "Extraordinary Cash Dividend" shall be that portion, if any, of the aggregate amount of all cash dividends paid in any fiscal year which exceed $25,000,000. For purposes of this paragraph (d), any dividend or distribution that includes Common Stock, rights, options or warrants to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock shall be deemed to be (x) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such Common Stock, such rights, options or warrants or such convertible or exchangeable securities (making any increase in the Number of Shares required by this paragraph (d) (i) immediately followed by (y) in the case of such Common Stock or such rights, options or warrants, a dividend or distribution thereof (making any further adjustment to the Number of Shares required by paragraph (a) and (b) of this Section, except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section), or (z) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of shares of Common Stock as would then be issuable upon the exercise or exchange thereof, whether or not the exercise or exchange of such securities is subject to any conditions (making any further reduction in Number of Shares required by paragraph (a) of this Section, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determina tion" within the meaning of paragraph (a) of this Section).

              (ii) In case the Company shall issue Common Stock for a consideration per share less than the Current Market Price (determined as provided in paragraph (h) of this Section), the Number of Shares shall be increased by multiplying the Number of Shares issuable immediately prior to the close of business on the date on which the Company fixes the offering price of such additional shares by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus a fraction equal to the aggregate consideration received by the Company from the issuance of such additional shares of Common Stock over the Current Market Price on the date on which the Company fixes the offering price of such additional shares (determined as provided in paragraph (h) of this Section), and the increase in the Number of Shares provided for in the preceding sentence shall not apply upon (i) the issuance of securities in transactions described in paragraphs (a), (b), (d) (i), and d (iii), or (f) of this Section or pursuant to the exercise, exchange or conversion of any such securities (to the extent applicable, including the 9% Preferred Stock (as defined below));
(ii) the issuance of Common Stock upon the exercise or exchange of securities (including options) convertible or exchangeable for shares of Common Stock outstanding on the date of this Warrant Agreement, or issuable pursuant to binding agreements in effect on the date of this Warrant Agreement as set forth on a schedule to the Senior Note Indenture; (iii) the issuance of Common Stock upon the exercise of options issued to the Company's directors, officers and employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law or otherwise where such issuances have been approved by the Board of Directors (but only to the extent that the aggregate number of shares excluded pursuant to this subclause (iii) and issued after the date of this Warrant Agreement shall not exceed 3% of the Common Stock outstanding at the time of issuance; provided,
                                                                   --------
that options granted pursuant to this subclause (iii) exercisable for no more than 2% of such outstanding Common Stock may have exercise prices less than 50% of the price per share based on a valuation of the Company of $122,500,000);
(iv) the issuance of Common Stock to shareholders of any person that immediately or subsequently merges with or into the Company or any subsidiary thereof in proportion to their stock holdings of such person immediately prior to such merger, upon such merger; (v) the issuance of Common Stock in a bona fide underwritten public offering; (vi) the issuance of Common Stock in a bona fide private placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the Current Market Price (determined as provided in paragraph (h) of this Section) attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a resolution thereof which shall be filed with the Warrant Agent, shall exceed 20%), or issuable pursuant to a binding agreement in effect on the date of this Warrant Agreement; (vii) the issuance of Common Stock as a dividend on any securities outstanding on the date of this Warrant Agreement required to be made pursuant to the certificate of designation pertaining to such securities in effect at the time such securities were issued; (viii) the issuance of Common Stock upon the exercise of Initial Warrants; (ix) the issuance of Common Stock upon the exercise of Contingent Warrants; (x) the issuance of Common Stock upon the exercise of Additional Warrants or the conversion of convertible securities that may be issued pursuant to Section 4.15 of the Convertible Note Indenture; or (xi) the issuance of Common Stock upon the conversion of the Convertible Notes.

              (iii) In case the Company shall issue any securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock (including the minimum consideration per share payable upon exercise or exchange of any securities convertible into or exchangeable for Common Stock) initially deliverable upon exercise or exchange of such securities less than the Current Market Price (determined as provided in paragraph (h) of this Section), the Number of Shares shall be increased by multiplying the Number of Shares issuable immediately prior to the close of business on the date on which the Company fixes the offering price of such additional shares by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the maximum number of shares of Common Stock deliverable upon exercise of or in exchange for such securities at the initial exercise or exchange rate and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus a fraction equal to the aggregate consideration received for the issuance of such securities (including the minimum consideration per share payable upon exercise or exchange of any securities convertible into or exchangeable for Common Stock) over the Current Market Price on the date on which the Company fixes the offering price of such additional shares (determined as provided in paragraph (h) of this Section).
The increase in Number of Shares provided for in the preceding sentence shall not apply to (i) securities issued in transactions described in paragraphs (a),
(b), (d) (i) and (d) (ii) of this Section or any shares of 9% Cumulative Convertible PIK Preferred Stock, par value $1.00 per share (the "9% Preferred Stock"), received as a dividend on the 9% Preferred Stock; (ii) convertible securities issued to shareholders of any person that merges into the Company, or with a Subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger; (iii) convertible securities issued in a bona fide underwritten public offering; (iv) convertible securities issued in a bona fide private placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the Current Market Price (determined as provided in paragraph (h) of this Section) attributable to restrictions on transferability of Common Stock issuable upon exercise, as determined in good faith by the Board of Directors and described in a resolution thereof which shall be filed with the Warrant Agent, shall exceed 20% of the then Current Market Price, or issuable pursuant to a binding agreement in effect on the date of this Warrant Agreement; (v) stock options issued to the Company's directors, officers or employees; (vi) the grant of any Supplemental Initial Warrants; (vii) the grant of Contingent Warrants; (viii) the grant of Additional Warrants or the issuance of convertible securities that may be issued pursuant to Section 4.15 of the Convertible Note Indenture; or (ix) the issuance of additional Convertible Notes pursuant to the Convertible Note Indenture.

          (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (d) (i) of this Section or in connection with a transaction to which Section 14 applies) in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date fixed for the determination of shareholders entitled to such distribution and in respect of which no adjustment in the Number of Shares pursuant to paragraph (d) (i) or this paragraph (e) has been made previously and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) as of such date of determination of consideration payable in respect of any tender offer by the Company or a Subsidiary for all or any portion of the Common Stock, and any purchase by the Company of Common Stock in the open market, consummated within the 12 months preceding such date of determination and in respect of which no adjustment in the Number of Shares pursuant to paragraph (f) of this Section has been made previously, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) on such date of determination times the number of shares of Common Stock outstanding on such date, the Number of Shares shall be increased by multiplying the Number of Shares issuable immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be such Current Market Price and the denominator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the amount of cash to be distributed at such time applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day after such date.

          (f) In case a tender or exchange offer made by the Company or any subsidiary for all or any portion of the Common Stock shall be consummated, or in case the Company shall purchase Common Stock in the open market, the Number of Shares shall be increased by multiplying the Number of Shares issuable immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders upon consummation of such tender or exchange offer, or upon such purchase, and (B) the product of such Current Market Price times such number of outstanding shares at the Expiration Time minus the number of shares accepted for payment in such tender or exchange offer, or so purchased (the "Purchased Shares") and the denominator shall be the product of the Current Market Price (determined as provided in paragraph (h) of this Section) times the number of shares of Common Stock outstanding (including any Shares of Common Stock tendered or submitted for exchange) at the Expiration Time. For the purpose of this paragraph, "Expiration Time" means either the last time that tenders may be made pursuant to a tender offer or exchanges may be made pursuant to an exchange offer, or the time of an agreement to purchase shares in the open market, as the case may be. Any increase in the Number of Shares pursuant to this paragraph shall be made immediately following the close of business on the last trading day used to compute Current Market Price; provided, however, that, such increase shall be deemed to have become effective immediately prior to the opening of business on the day following the Expiration Time. To the extent that a holder exercises Warrants prior to the conclusion of the period for which Current Market Price is to be calculated, any adjustment in the number of shares of Common Stock issuable upon exercise of such Warrant shall inure to the benefit of the holder of record of such Warrant at the close of business on the first Trading Day following the Expiration Time. In no event shall the Number of Shares be reduced as a result of the consummation of any of the transactions contemplated by this paragraph (f).

          (g) The reclassification of any class of Common Stock into securities which include securities other than such class of Common Stock (other than any reclassification upon a consolidation or merger to which Section 14 applies) shall be deemed to involve (i) a distribution of such securities other than such class of Common Stock to all holders of such class of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to such distribution" within the meaning of paragraph (d) (i) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of such class of Common Stock outstanding prior to such reclassification into the number of such class of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be the day upon which such subdivision becomes effective or the day upon which such combination becomes effective, as the case may be, and the day upon which such subdivision or combination becomes effective within the meaning of paragraph (a) of this Section). Rights, options or warrants issued by the Company to all holders thereof to subscribe for or purchase Common Stock entitling the holders thereof to subscribe for or purchase Common Stock (either initially or under certain circumstances), which rights, options or warrants (i) are deemed to be transferred with such Common Stock,
(ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until or upon the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 15 not be deemed issued until the occurrence of the earliest Trigger Event.

          (h) For the purpose of any computation under this paragraph and paragraphs (b), (d) and (e) of this Section, the current market price per share of Common Stock (the "Current Market Price" per share of Common Stock of the Company or any other security) on any date shall be deemed to be the average of the daily Closing Prices for the 30 consecutive trading days commencing 45 trading days before the date in question. For the purpose of any computation under paragraph (f) of this Section, the Current Market Price on any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days commencing on the first trading day immediately following the expiration time. Notwithstanding anything to the contrary contained in this paragraph, (i) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (d) or (e) above occurs on or after the 15th trading day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (d), (e) or (f) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the date in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined by the Board of Directors in a manner consistent with any determination of such value for the purposes of paragraph (d) or (e) of this Section, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock of the Company as of the close of business on the day before such "ex" date. If on any date there has not been a Public Equity Offering or if there is no closing price available for the Common Stock of the Company on any date, the Current Market Price shall be determined (a) in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arms-length transaction between the Company and a person other than an Affiliate (as defined in Rule 405 of the Securities Act of 1933, as amended) of the Company and the closing of which occurs on such date or within such six-month period of (b) if no transaction shall have occurred with the six-month period preceding such date or if such transaction is in excess of $1 million, by an Independent Financial Expert appointed in the manner provided for in paragraph (i) of this Section 14.

          (i) (i) If any event shall occur as to which the other provisions of this Section 15 are not strictly applicable but the failure to make any adjustment would have the effect of depriving holders of the benefit of all or a portion of the exercise rights in respect of any Warrant in accordance with the essential intent and principles of this Section 15, then, in each such case, the Company shall appoint an Independent Financial Expert, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 15 necessary to preserve, without dilution, such exercise rights. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders and shall make the adjustments described therein. As used herein, an "Independent Financial Expert" is a firm (a) which does not, and whose directors, officers and employees or affiliates do not have a direct or indirect financial interest in the Company and (b) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

              (ii) The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders thereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Number of Shares if the total number of shares of Class A Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Class A Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise.

          (j) The Company may, but shall not be obligated to, make such increases in the Number of Shares, in addition to those required by paragraphs
(a), (b), (d), (e), (f) and (g) of this Section, as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

          (k) No adjustment in the Number of Shares shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (k)) would require an increase or decrease of at least 1% in the Number of Shares; provided, however, that any adjustments which by reason of this paragraph (k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (l) In any case in which this Section 15 shall require that an adjustment in the Number of Shares be made effective as of or immediately after a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Number of Shares prior to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 17 hereof; provided, however, that the Company shall deliver to such
                      --------  -------
holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (m) (i) No adjustment need be made for a transaction referred to in subsections (a), (b), (e) or (f) of this Section 15 if holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock of the Company participate in the transaction.

              (ii) No adjustment need be made for (x) a transaction referred to in subsections (b), (d) (ii) or (d) (iii) of this Section 15 if the below market portion of such issuances, taken together with the below market portion of all other below market issuances and with the above market portion of all above market tender or exchange offers described in clause (y) of this paragraph made on and after the date of this Warrant Agreement, is less than 2.0% of the product of the Current Market Price and the number of outstanding shares ("Total Capitalization") of the Company (determined by reference to the sum of the percentages of Total Capitalization of the Company attributable to each such transaction on the date thereof) and (y) a transaction referred to in subsection
(f) of this Section 15 if the above market portion of such tender or exchange offers, taken together with the above market portion of all other above market tender or exchange offers and with the below market portion of all below market issuances described in clause (x) of this paragraph made on or after the date of this Warrant Agreement, is less than 2.0% of the Total Capitalization of the Company (determined by reference to the sum of the percentages of Total Capitalization of the Company attributable to each such transaction on the date thereof).

              (iii) No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

          SECTION 16.  [Intentionally Omitted.]

          SECTION 17.  Fractional Interests.  The Company shall not be required
                       --------------------
to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 17, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently pay or provide to the Warrant Agent for payment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share multiplied by (ii) the difference of the Current Market Price of Class A Common Stock on the trading day immediately preceding the date the Warrant is presented for exercise over the Exercise Price, computed to the nearest whole cent.

          SECTION 18.  Notices of Adjustments.
                       ----------------------

          (a)  Whenever the Number of Shares is adjusted as herein provided:

               (i) The Company shall compute the adjusted Number of Shares in accordance with Section 15 and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted Number of Shares and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall within 15 days thereafter be filed (with a copy to each Trustee) at each office or agency maintained for the purpose of exercise of Warrants pursuant to this Agreement; and

               (ii) a notice stating that the Number of Shares has been adjusted and setting forth the adjusted Number of Shares shall be prepared within 15 days thereafter, and as soon as practicable after it is prepared, such notice shall be furnished by the Company to each Trustee and mailed by the Company at its expense to all registered holders at their last addresses as they shall appear in the Warrant register.

          (b)  In case:

               (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require an adjustment in the Number of Shares pursuant to paragraph (e) of Section 15; or

               (ii) the Company shall authorize the granting to the holders of its shares of Common Stock of rights, options or warrants to subscribe for or purchase any shares of Capital Shares of any class or of any other rights (excluding shares of Capital Shares or options for Capital Shares issued pursuant to a benefit plan for employees, officers or directors of the Company); or

               (iii) of any reclassification of the shares of any class of Common Stock of the Company (other than a subdivision or combination of the outstanding shares of such class of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (v) the Company or any subsidiary shall commence a tender or exchange offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender or exchange offer to change the maximum number of shares being sought or the amount or type of consideration being offered (including by exchange) therefor); then the Company shall cause to be filed at each office or agency maintained pursuant to this Agreement, and shall cause to be mailed to all registered holders at their last addresses as they shall appear in the Warrant register, at least 21 days (or 11 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of its shares of Common Stock of record who will be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of its shares of Common Stock of record shall be entitled to exchange their shares of Common Stock, for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender or exchange offer (other than an exchange offer contemplated by clause
(y) above) commenced, the date on which such tender or exchange offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).
Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 18.

          SECTION 19.  Warrant Agent.  The Warrant Agent undertakes the duties
                       -------------
and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound.

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it here under in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

          (e) The Company agrees to pay to the Warrant Agent such reasonable compensation from time to time as agreed between the Company and the Warrant Agent for all services rendered by the Warrant Agent hereunder and in connection with the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes (including withholding taxes and the reasonable fees and expenses of its counsel and agents) and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement and to indemnify the Warrant Agent and save harmless against any and all losses, liabilities, or expenses, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement except as a result of its negligence, willful misconduct or bad faith. The provisions of this Section 19(e) shall survive termination of this Agreement and the resignation or removal of the Warrant Agent.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g) Except as required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Number of Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          SECTION 20.  Merger, Consolidation or Change of Name of Warrant Agent.
                       --------------------------------------------------------
Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of
Section 21 hereof. To the extent practicable, the Warrant Agent shall provide prior written notice to the Company of any such merger, consolidation, succession or similar change with respect to the Warrant Agent; provided, however, that the failure to deliver such notice will not affect the rights of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          SECTION 21.  Change of Warrant Agent.  If the Warrant Agent shall
                       -----------------------
become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holders of a majority of Warrant Certificates, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appoint ment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it here under and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in Section 21, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

          The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

          SECTION 22.  Notices to the Company and Warrant Agent. Any notice or
                       ----------------------------------------
demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

               United USN, Inc.
               10 Riverside Plaza, Suite 401
               Chicago, IL  60606-3709
               Attention: Ronald W. Gavillet

with a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               333 West Wacker Drive, Suite 2300
               Chicago, IL  60606
               Attention: Gary P. Cullen

          Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

               Harris Trust and Savings Bank
               311 West Monroe
               Chicago, Illinois  60603
               Attention: Indenture Trust Division

          Notice may also be given by facsimile transmission (effective when receipt is acknowledged) (effective at the time of delivery) or by overnight delivery service (effective the next business day).

          SECTION 23.  Supplements and Amendments.  The Company and the Warrant
                       --------------------------
Agent may from time to time supplement or amend this Agreement without the consent of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the Number of Shares purchasable upon exercise of Warrants would be decreased (other than in accordance with Sections 15 or 17 hereof). In executing any amendment or supplement, the Warrant Agent shall be entitled to receive an opinion of counsel to the effect that such amendment or supplement is authorized and permitted by this Agreement.

          SECTION 24.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 25.  Termination.  This Agreement shall terminate at 5:00
                       -----------
p.m., New York, New York time on September 30, 2003. Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. The provisions of Sections 19 and 27 hereof shall survive such termination.

          SECTION 26.  Governing Law; Jurisdiction.  This Agreement and each
                       ---------------------------
Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of any United States or State Court located in the State of New York in any suit or proceeding based on or arising under this Agreement or the Warrant Certificates and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby agrees to designate and appoint Corporation Service Company, 500 Central Avenue, Albany, New York 12210 as an agent upon whom process may be served in any suit or proceeding based on or arising under this Agreement. The Company further agrees that service of process upon the Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Warrant Agent's or any Warrant holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          SECTION 27.  Benefits of This Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

          SECTION 28.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 29.  Further Assurances.  From time to time on and after the
                       ------------------
date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       UNITED USN, INC.


                                       By: ________________________________
                                           Name:
                                           Title:

                                       HARRIS TRUST AND SAVINGS
                                        BANK, as Warrant Agent

                                       By: ________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                  EXERCISABLE ON OR AFTER ______________, 1996

                      AND ON OR BEFORE SEPTEMBER 30, 2003

                          Form of Warrant Certificate

                                      Face

No. _____

                         CUSIP [91311C___] [Accredited]
                               [91311C___] [144A]
                              Warrant Certificate
                                UNITED USN, INC.

          This Warrant Certificate certifies that ___________, or its registered assigns, is the registered holder of __________ warrants expiring September 30, 2003 (the "Warrants") to purchase _____________ shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of United USN, Inc. ("the Company"). Each Warrant entitles the holder upon exercise to receive from the Company, at any time on or after 9:00 a.m., New York, New York time on _______________, 1997 and on or prior to the close of business on a date seven years following the date of the Warrant Agreement ____________ fully paid and nonassessable shares ("Number of Shares") of Class A Common Stock (each a "Warrant Share") at the initial exercise price (the "Exercise Price") of $.01 per share payable in the form of cash or certified check, official bank check or bank cashier's check payable to the order of the Company, upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to herein. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. All capitalized terms not defined herein shall have the meaning assigned to such terms in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m., New York, New York time on September 30, 2003 and to the extent not exercised by such time such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

          IN WITNESS WHEREOF, United USN, Inc. has caused this Warrant Certificate to be signed by its Chief Executive Officer and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                       UNITED USN, INC.



                                       By: ______________________________
                                           Chief Executive Officer



                                       By: ______________________________
                                           Secretary
                                               (seal)



Countersigned:
HARRIS TRUST AND SAVINGS BANK,
as Warrant Agent

By: _____________________
    Authorized Signatory

                          Form of Warrant Certificate
                                    Reverse

     UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
     THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN
     WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RE-STRICTIONS SET FORTH IN SECTION 7 OF THE WARRANT AGREEMENT.

     UNTIL THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (I) A DATE 180 DAYS AFTER THE ISSUE OF THE WARRANTS, (II) SUCH DATE AS SMITH BARNEY INC. MAY DETERMINE, (III) THE COMMENCEMENT OF AN EXCHANGE OFFER RELATING TO THE 14% SENIOR DISCOUNT NOTES DUE 2003 (THE "NOTES") OF UNITED USN, INC. (THE "COMPANY"), (IV) IN THE EVENT OF CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATING TO THE NOTES), THE DATE THE COMPANY MAILS NOTICE THERE-OF TO HOLDERS OF THE NOTES, THE WARRANTS EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS, SIMULTANEOUSLY WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO SUCH TRANSFEREE $1,000 PRINCIPAL AMOUNT OF NOTES AND A WARRANT TO PURCHASE ____________ SHARES OF CLASS A COMMON STOCK OF THE COMPANY (SUBJECT TO ADJUSTMENT UNDER SECTION 15

     OF THE WARRANT AGREEMENT, DATED AS OF SEPTEMBER 30, 1996, BETWEEN THE COMPANY AND HARRIS TRUST AND SAVINGS BANK, AS WARRANT AGENT) SO TRANS-FERRED.

     THE WARRANTS REPRESENTED HEREBY AND, AS OF THE DATE THIS WARRANT CERTIFICATE WAS ORIGINALLY ISSUED, THE SHARES OF CLASS A COMMON STOCK, $.01 PAR VALUE PER SHARE (THE "CLASS A COMMON STOCK") PURCHASABLE UPON THEIR EXERCISE (THE "WARRANT SHARES"), HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, NEITHER THIS WARRANT NOR THE WARRANT SHARES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER OF THIS CERTIFICATE, IF SO REQUESTED BY THE COMPANY, HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO SUCH EFFECT, OR (3) TO A LIMITED NUMBER OF INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO THEIR PURCHASE OF ANY SECURITIES OFFERED HEREBY, DELIVER TO THE INITIAL PURCHASERS A LETTER CONCERNING CERTAIN REPRESENTATIONS AND AGREEMENTS OR (B) A REGISTRATION STATEMENT UNDER THE ACT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC.

By accepting a Warrant Certificate bearing the legend above, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such holder had signed the same.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring September 30, 2003, entitling the holder upon exercise to receive ____________ shares of Class A Common Stock of the Company (the "Class A Common Stock"), and are issued or to be issued pursuant to a Warrant

Agreement, dated as of September 30, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company to Harris Trust and Savings Bank, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

          Warrants may be exercised at any time on or after 9:00 a.m., New York, New York time on _________________, 1997 and on or prior to the close of business on September 30, 2003. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the form of cash or certified or official bank check or official bank cashier's check payable to the order of the Company, at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Number of Shares set forth on the face hereof may, subject to certain conditions, be adjusted. No fractional shares of Class A Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this

Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase
                   (To Be Executed Upon Exercise Of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _______ shares of Class A Common Stock and herewith tenders payment for such shares to the order of United USN, Inc. in the amount of $____ in accordance with the terms hereof.

          The undersigned requests that a certificate for such shares be registered in the name of _______________________, whose address is ________________________ and that such shares be delivered to ________________, whose address is _______________.

          If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of __________________, whose address is _______________ and that such Warrant Certificate be delivered to _________________, whose address is
__________________.

Date: _____________

     Your Signature:___________________

     (Sign exactly as your name appears on the face of this Warrant)

     Signature Guarantee:



                            FORM OF TRANSFER NOTICE

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
___________________________
___________________________
Please print or typewrite name and address including zip code of assignee
__________________________________________________________
the within Warrant Certificate and all rights thereunder, hereby irrevocably constituting and appointing
___________________________
attorney to transfer the Warrants evidenced by said Warrant Certificate (the "Warrants") on the books of the Company with full power of substitution in the premises.

          In connection with any transfer of the Warrants occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) three years after the later of the original issuance of the Warrants or the last date on which the Warrants were held by an affiliate of the Company, the undersigned confirms, that without utilizing any general solicitation or general advertising:

                                   Check One

[_] (a) the Warrants are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[_] (b) the Warrants are being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant Certificate and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to register the Warrants in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 7 (c) of the Warrant Agreement shall have been satisfied.

Date:          NOTICE:  The signature to
                    this assignment must
                    correspond with the name as
                    written upon the face of the
                    within-mentioned instrument
                    in every particular, without
                    alteration or any change
                    whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                    NOTICE:  To be executed by an executive officer

                                   EXHIBIT B

                         FORM OF WARRANT SHARES LEGEND

          "THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT
(A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER OF THIS CERTIFICATE, IF SO REQUESTED BY THE COMPANY, HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO SUCH EFFECT, OR (3) TO A LIMITED NUMBER OF INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a) (1), (2), (3)
OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO THEIR PURCHASE OF ANY SECURITIES OFFERED HEREBY, DELIVER TO THE INITIAL PURCHASERS A LETTER CONCERNING CERTAIN REPRESENTATIONS AND AGREEMENTS OR (B) A REGISTRATION STATEMENT UNDER THE ACT
HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC.